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                                                                     Exhibit 2.2




                          APPROVAL OF MERGER AGREEMENT

         Sonat Acquisition Corporation ("SAC"), a Delaware corporation, a wholly-owned subsidiary of Sonat Inc. ("Sonat") and one of the constituent corporations to the merger to be effected pursuant to the Agreement and Plan of Merger dated as of November 22, 1997 between Zilkha Energy Company and Sonat (the "Merger Agreement"), together with Sonat and Zilkha Energy Company, have caused this Approval of Merger Agreement to be signed as of the 22nd day of January, 1998 in order to evidence (a) SAC's approval, adoption, certification, execution and acknowledgment of the Merger Agreement to the same extent and with the same force and effect as if SAC had been an original signatory to such Merger Agreement and (b) SAC's agreement to be bound by the terms of the Merger Agreement applicable to it.

                         SONAT ACQUISITION CORPORATION



                         By:/s/ William A. Smith
                            --------------------
                         Name:    William A. Smith
                         Title:   President


                         SONAT INC.



                         By:/s/ William A. Smith
                            --------------------
                         Name: William A. Smith
                         Title:   Executive Vice President


                         ZILKHA ENERGY COMPANY



                         By:/s/ Joseph J. Romano
                            --------------------
                         Name: Joseph J. Romano
                         Title:   Senior Vice President and
                                  Chief Financial Officer